Exhibit 99.1

Beachbody (BODi) Reports Third Quarter Financial Results

Net Income Reported for First Time Since Going Public in 2021

Revenues, Net Income and Adjusted EBITDA Better Than Guidance

Gross Margin of 75%-up 730bps over prior year

Eighth Consecutive Quarter of Positive Adjusted EBITDA

Clear Visibility to Positive Free Cash Flow For the Full Year

El Segundo, Calif. (November 10, 2025) – The Beachbody Company, Inc. (NASDAQ: BODi) (“BODi” or the “Company”), a leading fitness and nutrition company, today announced financial results for its third quarter ended September 30, 2025.

Carl Daikeler, BODi's Co-Founder and Chief Executive Officer, commented:

“Our strategic transformation continues to deliver better than expected results. As we continue building a more efficient operating model, we are pleased to have generated net income for the first time since becoming a public company in 2021. We have executed a significant turnaround focused on strengthening our financial position, significantly lowering our break-even point, and enabling the company to capitalize on the operating leverage that is now built into the business. Our improved financial position allows us to leverage our robust innovation pipeline that we have developed with a goal of returning the company to topline growth."

"Looking ahead, we're building on a solid foundation with eight consecutive quarters of positive adjusted EBITDA and clear visibility to positive free cash flow for the full year. Our strengthened balance sheet positions us to expand distribution into new channels and capitalize on the significant opportunities in the health and wellness market. BODi is uniquely positioned to help more people achieve their fitness goals while driving sustainable growth for our shareholders.”

Third Quarter 2025 Results

•
Total revenue was $59.9 million compared to $102.2 million in the prior year period.
o
Digital revenue was $36.4 million compared to $53.7 million in the prior year period and digital subscriptions totaled 0.90 million in the third quarter.
o
Nutrition and Other revenue was $23.5 million compared to $47.4 million in the prior year period and nutritional subscriptions totaled 0.07 million in the third quarter.
o
Connected Fitness revenue was $0.0 million compared to $1.1 million in the prior year period as we ceased the sale of bike inventory in the first quarter of 2025.
•
Gross margin was 74.6% compared to 67.3% in the prior year period.
•
Total operating expenses were $39.7 million compared to $81.8 million in the prior year period, which included $9.2 million of restructuring related costs.
•
Operating income improved by $18.0 million to $5.0 million, the Company's first operating income since going public, compared to an operating loss of $13.0 million in the prior year period.
•
Net income was $3.6 million, the Company's first net income since going public, compared to a net loss of $12.0 million in the prior year period, which included $9.2 million of restructuring related costs.
•
Adjusted EBITDA1 was $9.5 million compared to $10.1 million in the prior year period.
•
Cash provided by operating activities for the nine months ended September 30, 2025 was $16.8 million compared to cash provided by operating activities of $9.3 million in the prior year period, and cash used in investing activities was $3.7 million compared to cash provided by investing activities of $1.6 million in the prior year period. Free cash flow1 was $13.1 million compared to $5.3 million in the prior year period.

The prior year periods do not reflect the impact of the pivot in our business model that the Company announced on September 30, 2024 and executed in the fourth quarter of 2024, so results are not directly comparable with the prior periods.

1Definitions of (1) Adjusted EBITDA, (2) free cash flow and (3) net cash position, and reconciliations to the comparable GAAP metrics, are at the end of this release.

Exhibit 99.1

Key Operational and Business Metrics

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2025	2024	Change v 2024	2025	2024	Change v 2024

Digital Subscriptions (in millions)	0.90	1.11	(18.8%)	0.90	1.11	(18.8%)
Nutritional Subscriptions (in millions)	0.07	0.13	(42.5%)	0.07	0.13	(42.5%)
Total Subscriptions (in millions)	0.97	1.24	(21.2%)	0.97	1.24	(20.4%)

Average Digital Retention	96.9%	97.3%	(29bps)	96.9%	96.5%	34bps
Total Streams (in millions)	17.6	20.9	(15.6%)	56.4	69.2	(18.4%)
DAU/MAU	32.0%	31.0%	98bps	32.0%	32.1%	-5bps

Connected Fitness Units Delivered (in thousands)	0.0	1.3	(98.7%)	1.5	6.3	(75.7%)

Digital	$36.4	$53.7	(32.2%)	$119.0	$174.0	(31.6%)
Nutrition & Other	$23.5	$47.4	(50.4%)	$76.3	$153.0	(50.1%)
Connected Fitness	$0.0	$1.1	(100.0%)	$0.9	$5.4	(83.8%)
Revenue (in millions)	$59.9	$102.2	(41.4%)	$196.2	$332.4	(41.0%)
Net Income (loss) (in millions)	$3.6	($12.0)	129.7%	($8.1)	($37.1)	78.2%
Adjusted EBITDA (in millions)	$9.5	$10.1	(5.9%)	$17.9	$19.6	(8.7%)

Outlook for The Fourth Quarter of 2025

	Outlook For Quarter Ending December 31, 2025
	Low	High
(in millions)
Revenue	$50	$57

Net Income (Loss)	$(1)	$3

Adjustments:
Depreciation	$2	$2
Amortization of Content Assets	$2	$2
Interest Expense	$1	$1
Equity-Based Compensation	$1	$1
Other Adjustment Items	$-	$-
Total Adjustments	$6	$6

Adjusted EBITDA	$5	$9

Exhibit 99.1

Conference Call and Webcast Information

BODi will host a conference call at 5:00pm ET on Monday, November 10, 2025, to discuss its financial results and matters other than past results, such as guidance. To participate in the live call, please dial (833) 470-1428 (U.S. & Canada) and provide the conference identification number: 828838. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until November 17, 2025, by dialing (866) 813-9403 (U.S & Canada). The replay passcode is 739586.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

Originally known as Beachbody, BODi has been innovating structured step-by-step home fitness and nutrition programs for 26 years with products such as P90X, Insanity, and 21-Day Fix, plus the first premium superfood nutrition supplement, Shakeology. Since its inception in 1999 BODi has helped over 30 million customers pursue extraordinary life-changing results. The BODi community includes millions of people helping each other stay accountable to goals of healthy weight loss, improved strength and energy, and resilient mental and physical well-being. For more information, please visit TheBeachBodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plans”, "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 28, 2025 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Exhibit 99.1

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents (restricted cash of $0.1 million at September 30, 2025 and December 31, 2024, respectively)	$33,949	$20,187
Restricted short-term investments	4,250	4,250
Inventory	11,149	16,303
Prepaid expenses	4,317	9,034
Other current assets	6,711	28,911
Total current assets	60,376	78,685
Property and equipment, net	9,792	12,749
Content assets, net	7,528	12,179
Goodwill	65,166	65,166
Right-of-use assets, net	1,902	3,063
Other assets	1,648	2,714
Total assets	$146,412	$174,556
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,280	$9,534
Accrued expenses	23,353	24,982
Deferred revenue	62,250	77,273
Current portion of lease liabilities	1,060	1,338
Current portion of Term Loan	531	9,500
Other current liabilities	1,604	5,011
Total current liabilities	93,078	127,638
Term Loan	22,929	9,668
Long-term lease liabilities, net	969	1,973
Other liabilities	4,746	7,107
Total liabilities	121,722	146,386
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 4,359,034 and 4,218,828 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively;	1	1
Class X: 2,729,003 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively;	1	1
Class C: no shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	676,353	671,735
Accumulated deficit	(651,597)	(643,518)
Accumulated other comprehensive loss	(68)	(49)
Total stockholders’ equity	24,690	28,170
Total liabilities and stockholders’ equity	$146,412	$174,556

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Revenue:
Digital	$36,390	$53,702	$118,994	$173,979
Nutrition and other	23,497	47,416	76,322	153,029
Connected fitness	—	1,075	875	5,414
Total revenue	59,887	102,193	196,191	332,422
Cost of revenue:
Digital	4,348	10,451	15,452	34,789
Nutrition and other	10,890	19,653	36,081	61,558
Connected fitness	—	3,278	2,222	9,606
Total cost of revenue	15,238	33,382	53,755	105,953
Gross profit	44,649	68,811	142,436	226,469
Operating expenses:
Selling and marketing	19,130	45,592	75,628	161,161
Enterprise technology and development	10,406	19,382	33,613	54,261
General and administrative	10,139	11,760	33,367	37,631
Restructuring	(12)	5,087	2,480	6,731
Total operating expenses	39,663	81,821	145,088	259,784
Operating income (loss)	4,986	(13,010)	(2,652)	(33,315)
Other income (expense):
Loss on debt extinguishment	—	—	(2,166)	(1,928)
Change in fair value of warrant liabilities	(762)	1,410	107	1,333
Interest expense	(1,056)	(1,646)	(3,889)	(5,173)
Other income, net	352	1,358	618	2,243
Income (loss) before income taxes	3,520	(11,888)	(7,982)	(36,840)
Income tax benefit (provision)	49	(115)	(97)	(244)
Net income (loss)	$3,569	$(12,003)	$(8,079)	$(37,084)

Net income (loss) per common share, basic	$0.51	$(1.75)	$(1.16)	$(5.45)
Net income (loss) per common share, diluted	$0.51	$(1.75)	$(1.16)	$(5.45)
Weighted-average common shares outstanding, basic	6,999	6,841	6,945	6,805
Weighted-average common shares outstanding, diluted	7,046	6,841	6,945	6,805

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended September 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(8,079)	$(37,084)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	6,789	18,756
Amortization of content assets	6,945	12,525
Provision for inventory	1,256	2,748
Realized losses on hedging derivative financial instruments	—	64
Change in fair value of warrant liabilities	(107)	(1,333)
Equity-based compensation	4,744	12,695
Amortization of debt issuance costs	1,280	1,751
Paid-in-kind interest expense	218	633
Loss on debt extinguishment	2,166	1,928
Change in lease assets	1,161	269
Gain on sale of property and equipment	—	(784)
Changes in operating assets and liabilities:
Inventory	3,899	4,162
Content assets	(2,294)	(5,664)
Prepaid expenses	4,718	4,835
Other assets	23,378	11,212
Accounts payable	(5,234)	(3,319)
Accrued expenses	(1,844)	(3,824)
Deferred revenue	(17,434)	(6,290)
Other liabilities	(4,795)	(3,989)
Net cash provided by operating activities	16,767	9,291
Cash flows from investing activities:
Purchase of property and equipment	(3,698)	(3,974)
Proceeds from sale of property and equipment	—	5,600
Net cash (used in) provided by investing activities	(3,698)	1,626
Cash flows from financing activities:
Proceeds from exercise of stock options	67	—
Debt borrowings	25,000	—
Debt repayments	(22,582)	(11,758)
Proceeds from issuance of common shares in the Employee Stock Purchase Plan	78	165
Tax withholding payments for vesting of restricted stock	(271)	(217)
Payment of debt issuance costs	(1,781)	—
Net cash provided by (used in) financing activities	511	(11,810)
Effect of exchange rates on cash, cash equivalents, and restricted cash	182	(203)
Net increase (decrease) in cash, cash equivalents, and restricted cash	13,762	(1,096)
Cash, cash equivalents and restricted cash, beginning of period	20,187	33,409
Cash, cash equivalents, and restricted cash, end of period	$33,949	$32,313
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,758	$2,758
Cash (received) paid during the period for income taxes, net	(179)	225
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$359	$265
Supplemental disclosure of noncash financing activities:
Change in fair value of Term Loan warrants due to amended exercise price	$—	$141
Paid-in-kind fee recorded as incremental debt issuance cost	—	566

Exhibit 99.1

The Beachbody Company, Inc.

Adjusted EBITDA

We use Adjusted EBITDA, which is a non-GAAP performance measure, to supplement our results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA is useful in evaluating our operating performance, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income tax provision, equity-based compensation, restructuring costs, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate BODi’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because they are non-cash (for example, in the case of depreciation and amortization and equity-based compensation) or are not related to our underlying business performance (for example, in the case of restructuring costs, interest income and expense).

The table below presents our Adjusted EBITDA reconciled to our net income (loss), the closest GAAP measure, for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2025	2024	2025	2024

Net income (loss)	$3,569	$(12,003)	$(8,079)	$(37,084)
Adjusted for:
Loss on debt extinguishment (1)	—	—	2,166	1,928
Depreciation and amortization (2)	1,879	7,967	6,789	18,756
Amortization of capitalized cloud computing implementation costs	37	37	112	112
Amortization of content assets	1,927	3,873	6,945	12,525
Interest expense	1,056	1,646	3,889	5,173
Income tax (benefit) provision	(49)	115	97	244
Equity-based compensation (3)	1,003	3,591	4,744	12,695
Pivot restructuring (4)	—	6,531	—	6,531
Restructuring and platform consolidation costs (5)	(12)	—	2,480	1,644
Change in fair value of warrant liabilities	762	(1,410)	(107)	(1,333)
Gain on sale of property and equipment	—	—	—	(784)
Non-operating (6)	(628)	(211)	(1,147)	(789)
Adjusted EBITDA	$9,544	$10,136	$17,889	$19,618

1 The nine months ended September 30, 2025 represents the loss related to the $17.3 million debt extinguishment that the Company made on May 13, 2025. The nine months ended September 30, 2024 represents the loss related to the $1.0 million, $5.5 million and $4.0 million partial debt prepayments that the Company made on January 9, 2024, February 29, 2024 and April 5, 2024, respectively.

2 Includes accelerated depreciation expense of $2.9 million for the three and nine months ended September 30, 2024 related to certain long-lived assets that due to the Pivot were not used by the Company after December 31, 2024.

3 Includes benefits due to the modification of stock awards of approximately zero and $0.9 million for the three and nine months ended September 30, 2025, respectively, and $0.3 million and $0.8 million for the three and nine months ended September 30, 2024, respectively.

4 Includes (a) restructuring expense and personnel costs associated with the Pivot of $5.1 million during the three and nine months ended September 30, 2024 and (b) adjustments recorded to nutrition and other inventory of $0.2 million due to the Pivot and adjustments recorded to connected fitness inventory of $1.2 million due to the decision to cease the sale of connected fitness inventory in early 2025, in the three and nine months ended September 30, 2024.

Exhibit 99.1

5 Includes post-Pivot restructuring expenses, primarily termination benefits, of approximately zero and $2.5 million for the three and nine months ended September 30, 2025, respectively. Includes restructuring expense and personnel costs associated with key initiatives of approximately zero and $1.6 million during the three and nine months ended September 30, 2024, respectively

6 Primarily includes interest income.

The Beachbody Company, Inc.

Net Cash Position and Free Cash Flow

Net Cash Position

We use net cash position, which is a non-GAAP liquidity measure, to supplement our liquidity as presented in accordance with GAAP. We believe that net cash position is useful in viewing our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Net cash position is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our net cash position, which is our cash and cash equivalents less the debt on our balance sheet for the periods indicated:

	September 30,	December 31,
(in thousands)	2025	2024

Cash and cash equivalents	$33,949	$20,187
Less:
Current portion of Term Loan	531	9,500
Term Loan	22,929	9,668
Net cash position	$10,489	$1,019

Free Cash Flow

We use free cash flow, which is a non-GAAP liquidity measure, to supplement our cash provided by (used in) operating activities as presented in accordance with GAAP. We believe that free cash flow is useful in evaluating our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Free cash flow is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our free cash flow, which is our net cash provided by operating activities less cash used for the purchase of property and equipment for the periods indicated:

	Nine months ended September 30,
(in thousands)	2025	2024

Net cash provided by operating activities	$16,767	$9,291
Less:
Cash used in the purchase of property and equipment	3,698	3,974
Free cash flow	$13,069	$5,317

Investor Relations

IR@BODi.com